Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio(AXA-VIP)
BlackRock Balanced Capital Portfolio (FI)( BCS_F)
BlackRock Core Bond Portfolio(BR-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)( BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series)( BVA-TR) iShares 1-3 Year Credit Bond ETF(ISHCRED1-3)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio(MET-BI)
Master Total Return Portfolio of Master Bond LLC(MF-BOND)
CoreAlpha Bond Master Portfolio(MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core
Active)( PRU-AA-CAB)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-19-2014

Security Type:
BND/CORP

Issuer
Amerisourcebergen Corporation (2017)

Selling
Underwriter
Merrill Lynch,Pierce,Fenner & Smith
Incorporated.

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC,Merrill
Lynch,Pierce,Fenner & Smith
Incorporated.,Mitsubishi UFJ Securities
(USA),Inc.,Wells Fargo
Securities,LLC,Scotia Capital (USA)
Inc.,U.S. Bancorp Investments,Inc.,Mizuho
Securities USA Inc.,PNC Capital Markets
LLC,Deutsche Bank Securities
Inc.,Citigroup Global Markets Inc.,Credit
Suisse Securities (USA) LLC,TD Securities
(USA) Inc.,KeyBanc Capital Markets
Inc.,BNY Mellon Capital Markets,LLC


Transaction Details

Date of Purchase
05-19-2014

Purchase
Price/Share
(per share / %
of par)
$99.892

Total
Commission,
Spread or
Profit
0.400%

1.	Aggregate Principal Amount Purchased
(a+b)
$58,250,000

a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$41,530,000

b.	Other BlackRock Clients
$16,720,000

2.	Aggregate Principal Amount of
Offering
$600,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.09708


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.
Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Abhishek Anchal
Date: 05-23-2014

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date:05-23-2014

Global Syndicate Team
Member